Exhibit 5.1

                                                               February 27, 2007

Gulf Resources, Inc.
Cheming Industrial Park,
Unit - Haoyuan Chemical Company Limited,
Shouguang City, Shandong, P.R. China 262

      RE:   Registration Statement on Form S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 5,000,000 shares of Common Stock, par value $0.001 per share (the "Shares") of Gulf Resources, Inc. (the "Company"), issuable pursuant to the Gulf Resources, Inc. 2007 Equity Incentive Plan (the "Plan"). We have reviewed originals or copies, satisfactory to us, of the Registration Statement, the Plan, the resolutions of the Board of Directors of the Company, and the Certificate of Incorporation and By-laws of the Company, and such other corporate records, certificates and other documents, and such matters of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have relied as to certain factual matters on information obtained from officers of the Company, and other sources believed by us to be responsible.

      Based upon the foregoing, and in reliance thereon, we are of the opinion that, the Shares, when issued in accordance with the Plan, and when paid for as contemplated in the Plan and any applicable agreements relating thereto, and assuming compliance with the Act, will be validly issued, fully paid and non-assessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

      We are counsel admitted to practice only in the State of New York, and we express no opinions as to the applicable laws of any jurisdiction other than those of the State of New York, the United States of America and the corporation law of the State of Delaware.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                        Very truly yours,

                                        /s/ Eaton & Van Winkle LLP